Exhibit 23.1

RSM Richter S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone: 514.934.3400
Télécopieur / Facsimile: 514.934.3408
www.rsmrichter.com

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-161305, Form S-1A, of IntelGenx Technologies Corp of our report dated March 23, 2009 relating to our audits of the consolidated financial statements of IntelGenx Technologies Corp. as of and for the years ended December 31, 2008 and 2007 appearing in this Registration Statement. Our report dated March 23, 2009 relating to the consolidated financial statements includes an emphasis paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern expresses an unqualified opinion.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

[Signed] RSM Richter LLP

Chartered Accountants

Montreal, Canada
September 17, 2009

RSM Richter S.E.N.C.R.L. est un cabinet indépendant membre de	RSM Richter LLP is an independent member firm of
RSM International, association de cabinets indépendants	RSM International, an affiliation of independent accounting
d'expertise comptable et de services conseils.	and consulting firms.